SPECIMEN SUBUNIT CERTIFICATE

NUMBER	SUBUNITS

SU-________

SEE REVERSE FOR CERTAIN DEFINITIONS

S.E. ASIA EMERGING MARKET CO., LTD

CINS [   ]

SUBUNIT CONSISTING OF ONE ORDINARY SHARE AND
ONE CLASS B WARRANT TO PURCHASE ONE ORDINARY SHARE

THIS CERTIFIES THAT	_______________________________________________________________________
is the owner of	_________________________________________________________________________	Subunits.

Each Subunit consists of one ordinary share (“Ordinary Share”), no par value, of S.E. ASIA EMERGING MARKET CO., LTD, a company organized under the laws of the British Virgin Islands with limited liability (the “Company”) and one Class B warrant (“Class B Warrant”).

Each Class B Warrant entitles the holder to purchase one (1) Ordinary Share for $6.00 per share (subject to adjustment). Each Class B Warrant will become exercisable on the 10th day following the completion of a Business Combination, and will expire unless exercised on the earlier of (i) 5:00 p.m., New York City time on [●], 2016 [FIVE YEARS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING]; (ii) ________, 2013, in the event an initial Business Combination is not consummated by such time; or (iii) earlier upon redemption (the “Expiration Date”).  The Class B Warrants included in this Unit will not become exercisable and will expire worthless in the event the Company fails to consummate a Business Combination within 24 months of the date of the final prospectus relating to the Company’s initial public offering. The Ordinary Shares and the Class B warrants will begin separate trading on the 10th business day following the Company’s Business Combination.

The terms of the Class B Warrants are subject to and qualified in their entirety by that certain Warrant Agreement, dated as of [●], 2011, between the Company and Continental Stock Transfer & Trust Company, as Warrant Agent, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 17 Battery Place, New York, New York, 10004, and are available to any Warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signature of its duly authorized officers.

[S.E. ASIA EMERGING MARKET CO., LTD]

COUNTERSIGNED AND REGISTERED:
CONTINENTAL STOCK TRANSFER & TRUST COMPANY
TRANSFER AGENT AND REGISTRAR
BY:
AUTHORIZED OFFICER

By

(SIGNATURE)
CHIEF EXECUTIVE OFFICER

(SEAL)

(SIGNATURE)
SECRETARY

[REVERSE OF CERTIFICATE]

S.E. ASIA EMERGING MARKET CO., LTD

The Company will furnish without charge to each shareholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.  This certificate and the Subunits represented hereby are issued and shall be held subject to the terms and conditions applicable to the securities underlying and comprising the Subunits, including, as applicable, the Memorandum and Articles of Association of the Company and all amendments thereto, the Warrant Agreement and resolutions of the Board of Directors providing for the issue of securities (copies of which may be obtained from the Secretary of the Company), to all of which the holder(s) of this certificate by acceptance hereof assents.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common
TEN ENT – as tenants by the entireties
JT TEN – as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT–	______________Custodian________________
	(Cust)	(Minor)

under Uniform Gifts to Minors Act	________________________
(State)

Additional abbreviations may also be used though not in the above list.

For value received ___________________________ , hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME(S) AND ADDRESS(ES), INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units represented by the within Certificate, and hereby irrevocably constitute(s) and appoint(s)

Attorney to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated:

Notice: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

By ___________________
THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder(s) of this certificate shall be entitled to receive a pro-rata portion of funds from the trust account only in the event that the Company liquidates the trust account because it does not consummate a Business Combination by [●] [24 MONTHS FROM THE DATE OF THE FINAL PROSPECTUS RELATING TO THE COMPANY’S INITIAL PUBLIC OFFERING]. In no other circumstances shall the holder(s) have any right or interest of any kind in or to the trust account.